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                                                                    EXHIBIT 32.1

            CERTIFICATION OF TRUSTEE OF TREASURE ISLAND ROYALTY TRUST
             PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT
                TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of Treasure Island Royalty Trust (the "Trust") on Form 10-K for the year ended December 31, 2005 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), the undersigned, not in its individual capacity but solely as the trustee of the Trust, certifies pursuant to 18 U.S.C. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to its knowledge:

      (1) the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

      (2) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Trust.

                               WACHOVIA BANK, NATIONAL ASSOCIATION,
                               Trustee for Treasure Island Royalty Trust

Date:  March 21, 2006          By: /s/ Steven A. Finklea
                                   -------------------------------------
                                   Steven A. Finklea
                                   Wachovia Bank, National Association

A signed original of this written statement required by Section 906 has been provided to the Treasure Island Royalty Trust and will be retained by the Treasure Island Royalty Trust and furnished to the Securities and Exchange Commission or its staff upon request.